Exhibit 5.1

November [●], 2021

Globalink Investment Inc.

1180 Avenue of the Americas, 8th Floor

New York, NY 10036

Re:	Registration Statement of Globalink Investment Inc.

Ladies and Gentlemen:

We have acted as counsel to Globalink Investment Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), covering up to 11,500,000 units of the Company, including the underwriters’ over-allotment option (collectively, the “Units”), with each Unit consisting of one share (the “Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”), one Right to acquire one-tenth (1/10) of one share of Common Stock (the “Rights”) and one Warrant to purchase one half (1/2) of one share of Common Stock (the “Warrants”). The Warrants will be issued and sold pursuant to the terms of a Warrant Agreement, filed as an exhibit to the Registration Statement (the “Warrant Agreement”). The Rights will be issued and sold pursuant to the terms of a Rights Agreement, filed as an exhibit to the Registration Statement (the “Rights Agreement”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1. Units. When the Registration Statement becomes effective under the Act, and when the offering is completed as contemplated by the Registration Statement, such Units will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement and the Rights Agreement; and (e) with respect to the Shares, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities of the Company, including the Shares, and/or adjustments to outstanding securities of the Company, including the Rights and Warrants, may cause the number of shares of Common Stock underlying the Units, including the shares of Common Stock issuable upon conversion of the Rights and exercise of the Warrants, to exceed the number that remain authorized but unissued.

2. Common Stock. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the shares of Common Stock will be validly issued, fully paid and non-assessable.

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3. Warrants. When the Registration Statement becomes effective under the Act and when the Warrants underlying the Units are issued, delivered and paid for as part of the Units, as contemplated by the Registration Statement, such Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement; (e) with respect to the Common Stock, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities of the Company, including the Shares, and/or adjustments to outstanding securities of the Company, including the Warrants, may cause the Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued; and (f) we have assumed the Exercise Price (as defined in the Warrant Agreement) will not be adjusted to an amount below the par value per share of the Common Stock.

4. Rights. When the Registration Statement becomes effective under the Act and when the Rights underlying the Units are issued, (i) the Rights have been duly authorized by the Company and, provided that the Rights have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, then the Rights, when issued and sold in the manner contemplated by the Registration Statement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and (ii) the shares of Common Stock issuable upon conversion of the Rights have been duly authorized and, when issued and delivered by the Company in accordance with the terms therein and the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Rights Agreement; and (e) with respect to the shares of Common Stock underlying the Rights, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities of the Company, including the Shares, and/or adjustments to outstanding securities of the Company, including the Rights, may cause the Rights to be convertible for more shares of Common Stock than the number that remain authorized but unissued.

Our opinions herein are expressed solely with respect to the Delaware General Corporation Law of the State of Delaware and, as to the Units, the Warrants and the Rights constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinions are based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion letter after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Hunter Taubman Fischer & Li LLC
Hunter Taubman Fischer & Li LLC

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